UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

RADIATION THERAPY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Florida	65-0768951

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2234 Colonial Boulevard Fort Myers, Florida	33907

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-114603

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the common stock, par value $0.0001 per share (“Common Stock”), of Radiation Therapy Services, Inc., a Florida corporation (the “Company”), to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus which constitutes part of the Company’s Registration Statement on Form S-1 (File No. 333-114603) initially filed with the Securities and Exchange Commission on April 19, 2004, as amended from time to time, and is incorporated herein by reference.

Item 2. Exhibits.

     The documents listed below are filed as exhibits to this Registration Statement.

Exhibit
Number	Exhibit Title
3.3*	Amended and Restated Articles of Incorporation of Radiation Therapy Services, Inc.
3.4*	Amended and Restated Bylaws of Radiation Therapy Services, Inc.
4.1*	Form of Radiation Therapy Services, Inc. common stock certificate

*	Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-114603).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

RADIATION THERAPY SERVICES, INC.
Dated: June 15, 2004	By:	/s/ DAVID KOENINGER
		Name:	David Koeninger
		Title:	Executive Vice President and Chief Financial Officer

2

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
3.3*	Amended and Restated Articles of Incorporation of Radiation Therapy Services, Inc.
3.4*	Amended and Restated Bylaws of Radiation Therapy Services, Inc.
4.1*	Form of Radiation Therapy Services, Inc. common stock certificate

*	Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-114603).

3